Exhibit 107

Calculation of Filing Fee Tables(1)

Form 424(b)(2)

(Form Type)

Tucson Electric Power Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule(2)	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

	Newly Registered Securities

Fees to Be Paid	Debt	5.50% Senior Notes due 2053	Rule 457(r)	$375,000,000	99.721%	$373,953,750	0.00011020	$41,209.70

	Total Offering Amount					$373,953,750		$41,209.70

	Total Fees Previously Paid							—

	Total Fee Offsets							$12,120(3)

	Net Fee Due							$29,089.70

(1)

These “Calculation of Filing Fee Tables” shall be deemed to update the “Calculation of Filing Fee Tables” in the registrant’s Registration Statement on Form S-3 (File No. 333-264708), which was filed on May 5, 2022 (the “Registration Statement”). The prospectus supplement to which this exhibit is attached is a final prospectus supplement for the related offering.

(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant initially deferred payment of all of the registration fee with respect to the Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Tucson Electric Power Company	S-3	333-231982	June 6, 2019		$12,120(3)	Debt	Senior Notes	—	$100,000,000(3)

Fee Offset Sources	Tucson Electric Power Company	S-3	333-231982		June 6, 2019						$169,680

(3)

The registrant previously paid $12,120 of unused registration fees with respect to $100,000,000 unsold aggregate offering amount of Senior Notes that were previously registered under the registrant’s Registration Statement on Form S-3 (File No. 333-231982) filed on June 6, 2019 (the “Prior Registration Statement”). The registrant has terminated any offering that included the unsold aggregate offering amount of Senior Notes under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the $12,120 of unused registration fees with respect to $100,000,000 unsold aggregate offering amount of Senior Notes under the Prior Registration Statement is being used to offset a portion of the fee payable pursuant to the Registration Statement under the prospectus supplement to which this exhibit is attached, resulting in a payment of $29,089.70 being remitted herewith.